EXHIBIT 1

Casablanca Capital Statement Regarding Scheduling of Cliffs Natural Resources Annual Meeting

New York – April 25, 2014 – Casablanca Capital LP, (“Casablanca”) the beneficial owner of approximately 5.2% of Cliffs Natural Resources Inc. (NYSE: CLF), today commented on Cliffs Natural Resources’ announcement that it will hold its annual meeting of shareholders on July 29, 2014, with shareholders of record as of the close of business on June 2, 2014 entitled to vote at the meeting.

“While we are pleased that Cliffs has finally set a date for its annual meeting after many weeks of delay, we remain deeply concerned by the severe value destruction suffered by shareholders under the incumbent board,” said Donald Drapkin, Chairman of Casablanca Capital. “The fact that Cliffs scheduled the meeting only after Casablanca had threatened a consent solicitation to force the Board to face its annual election – and the fact that the meeting won’t be held until the end of July even though every year previously since 2008 the meeting has been held in early May – further underscores this Board’s appalling lack of urgency and what we view as its attempt to avoid the judgment of the shareholders. We look forward to giving shareholders a strong voice in restoring value at Cliffs by electing our slate of highly-qualified director candidates.”

Other announcements, filings, and background materials related to Casablanca’s investment in Cliffs can be found at www.fixcliffs.com.

About Casablanca Capital LP

Casablanca Capital is an Event Driven and Activist investment manager based in New York, founded in 2010 by Donald G. Drapkin and Douglas Taylor.  Casablanca invests in high quality but underperforming public companies that have multiple levers to unlock shareholder value. The firm seeks to engage with the management, boards, and shareholders of those companies in a constructive dialogue in order to enhance shareholder value through improved operational efficiencies, strategic divestitures, capital structure optimization and increased corporate focus. In 2011, Casablanca successfully initiated a campaign at Mentor Graphics Corporation to improve profitability and enhance value at the company, working with shareholders to elect three nominees to Mentor’s Board.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Cliffs Natural Resources Inc. ("Cliffs"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  The opinions of Casablanca Capital LP ("Casablanca") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision.  This material does not recommend the purchase or sale of any security.  Casablanca reserves the right to change any of its opinions expressed herein at any time as it deems appropriate.  Casablanca disclaims any obligation to update the information contained herein.  Casablanca and/or one or more of the investment funds it manages may purchase additional Cliffs shares or sell all or a portion of their shares or trade in securities relating to such shares.

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Media Contacts:

Sard Verbinnen & Co

George Sard/Matt Benson

212-687-8080

Investor Contacts:

Okapi Partners

Bruce H. Goldfarb/Patrick McHugh/Lydia Mulyk

212-297-0720

CASABLANCA CAPITAL LP, DONALD G. DRAPKIN AND DOUGLAS TAYLOR (COLLECTIVELY, “CASABLANCA") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF CLIFFS NATURAL RESOURCES INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASABLANCA, ROBERT P. FISHER, JR., CELSO LOURENCO GONCALVES, PATRICE E. MERRIN, JOSEPH RUTKOWSKI AND GABRIEL STOLIAR (COLLECTIVELY, THE "PARTICIPANTS"), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CASABLANCA'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (877) 274-8654.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS ARE CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON MARCH 6, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.